Exhibit 99.3

INLAND RETAIL REAL ESTATE TRUST, INC.

REVOCABLE PROXY FOR SPECIAL MEETING OF STOCKHOLDERS –          , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	The undersigned stockholder of Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby appoints and as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the special meeting of stockholders to be held at the principal executive offices of IRRETI located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on , 2007, at 10:00 a.m. Central Standard Time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such special meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

 TO VOTE BY MAIL, PLEASE DETACH HERE

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.	Place mark vote as indicated in this example	☒

1.	TO APPROVE THE MERGER AGREEMENT THAT WE HAVE SIGNED WITH DEVELOPERS DIVERSIFIED REALTY CORPORATION AND DDR IRR ACQUISITION LLC, AND THE MERGER;	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	TO APPROVE ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE IS AN INSUFFICIENT NUMBER OF VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER AGREEMENT AND THE MERGER; AND	FOR ☐	AGAINST ☐	ABSTAIN ☐	Dated: _ _, 2007

3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.				Signature: Signature (if held jointly)

Please sign exactly as your name or names appear hereon. For joint accounts each owner each owner should sign. When signing as executor, administrator, attorney, trustee guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE
 TO VOTE BY MAIL, PLEASE DETACH HERE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: Call toll-free (800) 730-8449 on a touch-tone telephone. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL PROPOSALS; Press 1.

OPTION B:	If you choose to vote on each proposal separately press 0. You will hear these instructions.

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/INLAND. You will be asked to enter a CONTROL NUMBER, which is located in the lower right hand corner of this form.

IF YOU VOTE BY PHONE OR INTERNET – DO NOT MAIL THE PROXY CARD.
THANK YOU FOR VOTING.

CONTROL NUMBER for Telephone/Internet Voting